EXHIBIT 3.2

EXECUTION VERSION

STATE of DELAWARE

 CERTIFICATE of INCORPORATION

A STOCK CORPORATION

First: The name of this Corporation is “Franchise Holdings International, Inc.”

Second: Its registered office is the State of Delaware is to be located at Harvard Business Services, Inc., 16192 Coastal Highway, Lewes, Delaware 19958, County of Sussex. The registered agent in charge thereof is Harvard Business Services, Inc.

Third: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

Fourth: SHARES: The total number of shares of all classes which the Corporation is authorized to have issued and outstanding is Three Hundred Million (300,000,000) shares of which 299,000,000 shares are designated as common stock, with a par value of $0.0001 and 1,000,000 shares are designated as Series A Preferred Stock, with a par value of $0.0001 and with 299 votes per share of Preferred.

Fifth: The name and mailing address of the incorporator are as follows Steven Rossi, 14 Penn Plaza, 9th Fl, New York, NY 10122.

Sixth: Other than the election or removal of directors of the Corporation, any act or transaction by or involving the Corporation that requires for its adoption under the General Corporation Law of the State of Delaware or this Certificate of Incorporation, as may be amended from time to time the approval of the stockholders of the Corporation shall, pursuant to Section 251(g)(7)(i) of the General Corporation Law of the State of Delaware, require, in addition, the approval of the stockholders of the Corporation (or any successor by merger), by the same vote as is required by the General Corporation Law of the State of Delaware and/or this Certificate of Incorporation, as may be amended from time to time.

I, The Undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand on this August 25, 2017.

By:	/s/ Steven Rossi
Steven Rossi, incorporator

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STATE OF DELAWARE

CERTIFICATE OF CONVERSION

FROM A NON-DELAWARE CORPORATION

TO A DELAWARE CORPORATION

PURSUANT TO SECTION 265 OF THE

DELAWARE GENERAL CORPORATION LAW

1.)	The jurisdiction where the Non-Delaware Corporation first formed is Nevada.

2.)	The jurisdiction immediately prior to filing this Certificate is Nevada.

3.)	The date the Non-Delaware Corporation first formed is April 2, 2003.

4.)	The name of the Non-Delaware Corporation immediately prior to filing this Certificate is Franchise Holdings International, Inc.

5.)	The name of the Corporation as set forth in the Certificate of Incorporation is Franchise Holdings International, Inc.

IN WITNESS WHEREOF, the undersigned being duly authorized to sign on behalf of the converting Non-Delaware Corporation have executed this Certificate on August 25, 2017.

By:	/s/ Steven Rossi
Name:	Steven Rossi
Title:	Chief Executive Officer

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AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

STATE of DELAWARE

Franchise Holdings International, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

A.	The name of the Corporation is Franchise Holdings International, Inc. The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on August 25, 2017.

B.	This Amended and Restated Certificate of Incorporation was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”), and restates, integrates and further amends the provisions of the Corporation’s Certificate of Incorporation, and has been duly approved by the written consent of the stockholders of the corporation in accordance with Section 228 of the DGCL.

C.	The text of the Amended and Restated Certificate of Incorporation of this Corporation is hereby amended and restated to read in its entirety as follows:

First: The name of this Corporation is “Franchise Transition, Inc.”

Second: Its registered office is the State of Delaware is to be located at 16192 Coastal Highway, Lewes, Delaware 19958, County of Sussex. The registered agent in charge thereof is Harvard Business Services, Inc.

Third: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

Fourth: SHARES: The total number of shares of all classes which the Corporation is authorized to have issued and outstanding is Three Hundred Million (300,000,000) shares of which 299,000,000 shares are designated as common stock, with a par value of $0.0001 and 1,000,000 shares are designated as Series A Preferred Stock, with a par value of $0.0001 and with 299 votes per share of Preferred.

I, The Undersigned, for the purpose of Amending and Restating the Certificate of Incorporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand on this August 25, 2017.

By:	/s/ Steven Rossi
Name:	Steven Rossi
Title:	President

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